UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 14, 2009

POWERSHARES DB COMMODITY INDEX TRACKING FUND

(Registrant)

DB COMMODITY INDEX TRACKING MASTER FUND

(Rule 140 Co-Registrant)

(Exact Name of each Registrant as Specified in its Charter)

PowerShares DB Commodity Index Tracking Fund – Delaware DB Commodity Index Tracking Master Fund – Delaware	32-6042243 (Fund) 30-0317551 (Master Fund)
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer ID Number(s))

c/o DB Commodity Services LLC 60 Wall Street New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

001-32726

001-32727

(Commission File Number(s))

(212) 250-5883

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 14, 2009, DB Commodity Services LLC (“DBCS”), the managing owner of PowerShares DB Commodity Index Tracking Fund and DB Commodity Index Tracking Master Fund (the “Master Fund”), was informed by the Commodity Futures Trading Commission (the “CFTC”) that effective October 31, 2009, the CFTC will withdraw the no-action relief with respect to certain positions in CBOT corn and CBOT wheat, previously granted to DBCS by CFTC Letter 06-09 dated May 5, 2006 (the “Revocation”).

Effective October 31, 2009, the Master Fund will be subject to the current limits set by CFTC Regulation 150.2 of 13,500 CBOT corn contracts in any single non-spot month and 5,000 CBOT wheat contracts in any single non-spot month. The Master Fund will also continue to be subject to all-months-combined limits of 22,000 contracts for CBOT corn and 6,500 contracts for CBOT wheat, as well as to applicable spot month limits.

As a result of the Revocation, the Master Fund’s positions in CBOT corn and CBOT wheat will be aggregated for federal speculative position limits purposes with the positions in CBOT corn and CBOT wheat held by the PowerShares DB Agriculture Fund through the DB Agriculture Master Fund, as to which DBCS is also the managing owner. DBCS is revising its relevant procedures as a result of the Revocation.

DBCS intends to continue to conduct the business of PowerShares DB Commodity Index Tracking Fund and DB Commodity Index Tracking Master Fund in the normal course, including honoring timely orders submitted with respect to both creation and redemption baskets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PowerShares DB Commodity Index Tracking Fund

	By:	DB Commodity Services LLC,
its Managing Owner

	By:	/s/ Martin Kremenstein
	Name:	Martin Kremenstein
	Title:	Chief Operating Officer

	By:	/s/ Michael Gilligan
	Name:	Michael Gilligan
	Title:	Principal Financial Officer

DB Commodity Index Tracking Master Fund

	By:	DB Commodity Services LLC,
its Managing Owner

	By:	/s/ Martin Kremenstein
	Name:	Martin Kremenstein
	Title:	Chief Operating Officer

	By:	/s/ Michael Gilligan
	Name:	Michael Gilligan
Date: August 18, 2009	Title:	Principal Financial Officer

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